Exhibit 99.2

Darling International Inc.

News Release
November 9, 2005

DARLING INTERNATIONAL ANNOUNCES CONFERENCE CALL AND WEBCAST
FOR ITS THIRD QUARTER 2005 FINANCIAL RESULTS on NOVEMBER 11, 2005

        Irving, Texas, November 9, 2005:   Darling International Inc. (AMEX: DAR)announced today that it will release its third quarter 2005 financial results after the market close on Thursday, November 10, 2005 and will host a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 11, 2005 to provide additional details about the company's quarterly earnings results.

        To listen to the conference call, participants calling from within North America may dial 800-475-2151; international participants may dial 973-582-2792. Please call approximately fifteen minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investors/investors.html or http://www.earnings.com.

        Following its completion, a replay of the call can be accessed until December 9, 2005 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 6663067. The conference call will also be archived on the company's website for seven days.

ABOUT DARLING

        Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer Darling International Inc.	Phone: 972-717-0300
OR Jennifer Felber Joele Frank, Wilkinson Brimmer Katcher	Phone: 212-355-4449